EXHIBIT 10.11
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                      JONES LANG LASALLE INCORPORATED

              AMENDED AND RESTATED STOCK COMPENSATION PROGRAM


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                             TABLE OF CONTENTS


                                                                   PAGE

SECTION 1

      Purpose                                                        1
      1.1.  Purpose                                                  1
      1.2.  Employers                                                1
      1.3.  Effective Date                                           1
      1.4.  Administrator                                            1
      1.5.  Notices                                                  1

SECTION 2

      Participation                                                  1
      2.1.  Participation                                            1
      2.2.  Continuity of Participation                              1

SECTION 3

      Stock Compensation Allocations                                 2
      3.1.  Amount of SCA Credits                                    2
      3.2.  SCA Account and Vesting                                  2
      3.3.  Distribution Election                                    3

SECTION 4

      Bonus Deferral Elections                                       3
      4.1.  Bonus Deferral Elections                                 3
      4.2.  Period for Which Deferral Election Effective             3
      4.3.  Distribution Elections                                   4
      4.4.  SCA Participant's Accounts                               4
      4.5.  Adjustment of SCA Participant's Accounts                 4
      4.6.  Company Stock and Investment Funds                       5
      4.7.  Individual Investment Option                             5
      4.8.  No Responsibility for Company Stock
            or Investment Decisions                                  6
      4.9.  Statement of Account                                     6

SECTION 5

      Salary Deferral Elections                                      6

SECTION 6

      Distribution of Accounts                                       6
      6.1.  Distributions                                            6
      6.2.  Pre- and Post-Retirement Age Distributions               6
      6.3.  Designation of Beneficiary                               7

SECTION 7

      Partial Bonus in Stock Awards                                  7
      7.1.  Allocation of Bonus Award                                7
      7.2.  Vesting and Issuance of Deferred Shares                  7
      7.3.  Company Match                                            7
      7.4.  Dividends on Deferred Shares                             7
      7.5.  Transferability                                          8
      7.6.  Termination of Employment                                8
      7.7.  Pensionable Remuneration                                 8

SECTION 8

      Administration and Interpretation                              8



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                                                                   PAGE

SECTION 9

      Miscellaneous                                                  9
      9.1.  No Right to Company Assets;
            Limitations Related to Company Stock                     9
      9.2.  No Employment Rights                                     9
      9.3.  Facility of Payment                                      9
      9.4.  Nonassignability                                         9
      9.5.  Effect on Other Benefits                                 9
      9.6.  Independence of Program                                  9
      9.7.  Responsibility for Legal Effect                         10
      9.8.  Action by the Company                                   10
      9.9.  Successors, Acquisitions, Mergers,
            Consolidations                                          10
      9.10. Gender and Number                                       10
      9.11. Governing Laws                                          10
      9.12. Claims Procedure                                        10
      9.13. Withholding; Employment Taxes                           10

SECTION 10

      Amendment and Termination                                     10




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                      JONES LANG LASALLE INCORPORATED
              AMENDED AND RESTATED STOCK COMPENSATION PROGRAM


SECTION 1  Purpose

      1.1 PURPOSE. JONES LANG LASALLE INCORPORATED STOCK COMPENSATION PROGRAM (the "program") has been established by JONES LANG LASALLE INCORPORATED (the "company") to credit participants with amounts which may be applied toward deemed shares of company stock, and to enable designated employees to elect to defer a portion of their bonuses and other cash compensation, subject to the terms of the program and to provide bonuses consisting of deferred stock to designated employees.

      1.2. EMPLOYERS. The program as set forth below shall apply to eligible employees of the company and each subsidiary of the company unless otherwise determined by the administrator. The company and each subsidiary of the company will be referred to as an "employer" and may be referred to collectively as the "employers."

      1.3. EFFECTIVE DATE. The "effective date" of the program as set forth below is the closing date of the initial public offering of the company, expected to occur on or about July 21, 1997. The program was amended and restated effective January 1, 2000.

      2.4. ADMINISTRATOR. The program will be administered by the Compensation Committee of the Board of Directors of the company, which may delegate such authority to the president of the company to the extent such delegation is appropriate.

      2.5. NOTICES. Any notice or document relating to the program which is to be filed with the company may be delivered, or mailed by registered or certified mail, postage prepaid, to the Corporate Secretary, Jones Lang LaSalle Incorporated, 200 E. Randolph Drive, Chicago, Illinois 60601.


SECTION 2  PARTICIPATION

      2.1. PARTICIPATION. For the period beginning on the effective date and for each subsequent calendar year, the administrator will designate before the effective date and before the beginning of the calendar year those employees, if any, who are to participate (the "SCA Participant(s)") in the program. In addition, the administrator may designate during a calendar year additional employees who are to participate in the program. In general, employees covered by the program will be limited to a select group of management and highly-compensated employees with expected annual compensation of at least $100,000. A SCA Participant will receive SCA credits and may make deferral elections as described in Sections 2 through 6 below.

      2.2. CONTINUITY OF PARTICIPATION. A SCA Participant who separates from service with the company and all its subsidiaries and affiliates will cease participation and will become entitled to distributions as described in Section 6. However, the separation from service of an employee with one employer which has adopted the program (as described in subsection 1.2) will not interrupt the continuity of his participation if, concurrently with or immediately after such separation, he is employed by one or more of the other employers which has adopted the program. A SCA Participant who separates from service with all employers but remains in the employ of a subsidiary or affiliate of the company which has not adopted the program will become entitled to distributions in accordance with Section 6. A SCA Participant will separate from service upon the first to occur of the following:



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            (a)   Retirement as defined by the administrator;

            (b) Retirement on account of disability at any age, as determined by a qualified physician selected by the administrator (a SCA Participant will be considered disabled for purposes of the program if, on account of a disability, he is no longer capable of performing the duties assigned to him by his employer); or

            (c)   The SCA Participant's death; or

            (d) Resignation or dismissal from the employ of all the employers before retirement and for a reason other than disability.


SECTION 3  STOCK COMPENSATION ALLOCATIONS

      3.1. AMOUNT OF SCA CREDITS. Each year, beginning with the year of the effective date, each SCA Participant will be credited under the program with a stock compensation allocation ("SCA"). The amount of SCA credited to each SCA Participant will be determined in accordance with the following table:
                  STOCK COMPENSATION ALLOCATION SCHEDULE

    ACTUAL COMPENSATION                 STOCK COMPENSATION ALLOCATION
-------------------------------     --------------------------------------
Equal to or
greater than      but less than     Minimum      + x%       of excess over
------------      -------------     -------     -------     --------------

$   0               100,000             0          0%       $  0
 100,000            150,000          2,000        10%        100,000
 150,000            200,000          7,000        12%        150,000
 200,000            250,000         13,000        15%        200,000
 250,000            300,000         20,500        17%        250,000
 300,000            400,000         29,000        19%        300,000
 400,000            500,000         48,000        19%        400,000
 500,000                            67,000        13.4%      500,000

At any time, the administrator may adjust the amounts and percentages set forth above. As of each December 31 after the effective date, the amount of each SCA Participant's SCA credit will be determined and the amount will be credited to the SCA Participant's SCA account under the program. The amount so credited will, according to the SCA Participant's written election, be applied among options made available by the administrator or, at the election of the SCA Participant, will be converted to a deemed investment consisting of shares of company stock (as defined in subsection 4.6). Shares of company stock will be credited to a SCA Participant's SCA account on the terms set forth in subsection 4.6, including a deemed purchase discount of 15%. Each SCA Participant's election in accordance with the preceding must be made in writing and filed with the company at the time prescribed by the administrator. A SCA Participant's "compensation" for purposes of this subsection shall include such items of remuneration as are determined by the administrator and, for the calendar year which includes the effective date, a SCA Participant's compensation will include amounts received from the company and from its predecessor.

      3.2. SCA ACCOUNT AND VESTING. A "SCA account" will be maintained in the name of each SCA Participant under the program, and each SCA account will be credited as provided in subsection 3.1. SCA accounts will be reduced by amounts applied toward options made available by the administrator, and SCA accounts will be adjusted from time to time as provided in subsection 4.5. If for any year a SCA Participant's SCA account is credited with shares of company stock in accordance with subsection 3.1, shares of company stock will be credited by taking into account a deemed purchase discount of 15 percent, as specified in subsection 4.6. For each year that a SCA account is credited with shares of company stock, a "discount subaccount" will also be established which reflects the number of


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shares represented by the 15 percent deemed purchase discount. The number of shares of company stock credited to the discount subaccount maintained for each year is subject to the vesting schedule in the next sentence. If the SCA Participant separates from service with the company within three years from the date as of which company stock is credited to the SCA Participant's discount subaccount, the amount then credited (as adjusted under subsection 4.5) to the discount subaccount will be forfeited, unless the SCA Participant's separation is due to one of the following:

            (a)   death;
            (b)   total and permanent disability;
            (c) retirement (as defined by the administrator), provided the SCA Participant announces his retirement on or before the date company stock is credited.

      3.3. DISTRIBUTION ELECTION. In accordance with subsection 3.1, company stock will be credited as a deemed investment to the SCA accounts of certain SCA Participants. Each such SCA Participant may, but need not, make an election of the date on which the amount so credited (together with any investment gains or losses thereon) will be distributed, subject to the vesting requirements of subsection 3.2. Such date shall be referred to as the "distribution date" and shall occur no later than March 15 (based on the prior December 31 valuation) following one of the following dates:
December 31 of the second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth calendar year after the calendar year for which a SCA account credit was made. The distribution date, once elected by the SCA Participant, shall be irrevocable, subject only to subsection 6.2. If for any calendar year a SCA Participant does not make a distribution election in accordance with this subsection, the amount of company stock credited to his SCA account for that year (to the extent vested under subsection 3.2) will be distributed as soon as practicable after such amount becomes vested in accordance with subsection 3.2.


SECTION 4  BONUS DEFERRAL ELECTIONS

      4.1. BONUS DEFERRAL ELECTIONS. In order to defer a portion of his bonus for any calendar year, a SCA Participant with annual compensation not greater than $225,000 may irrevocably elect to defer from his bonus an amount not to exceed 10 percent of his total compensation for that year. The amount which can be deferred by a SCA Participant under the preceding sentence shall be reduced by the amount of the SCA Participant's SCA credit for that year. A SCA Participant must make his bonus deferral election in advance by signing a deferral agreement and filing it with the administrator no later than the date specified by the administrator. A SCA Participant's bonus deferral election filed with the administrator is irrevocable on and after the administrator's deadline for the election. The amount of each SCA Participant's bonus deferral election will be credited to a deferral account established in his name, as provided in subsection 4.4, but amounts credited to deferral accounts (which are applied toward company stock) will not be eligible for the deemed purchase discount described in subsection 4.6. The administrator is authorized to modify this subsection to:

            (a) allow other SCA Participants to make bonus deferral elections;

            (b)   change the rate of bonus deferral permitted; or

            (c)   delete the reduction for SCA credit.

      4.2. PERIOD FOR WHICH DEFERRAL ELECTION EFFECTIVE. A SCA Participant's deferral election under subsection 4.1 and under Section 5 shall remain in effect only for the calendar year specified in the deferral agreement. No deferral election shall be effective for more than one calendar year. A SCA Participant must file a separate deferral election at the time prescribed by the administrator in order to make deferrals for that year.


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      4.3.  DISTRIBUTION ELECTIONS.  Each deferral election made by a SCA
Participant under subsection 4.1 and Section 5 may, but need not, include an election of the date on which the amount of such deferral (together with any investment gains or losses thereon) will be distributed. As provided in subsection 3.3, SCA Participant may also elect a distribution date for the amount of company stock credited each year to the SCA Participant's SCA account. Such date shall be referred to as the "distribution date" and shall occur no later than March 15 (based on the prior December 31 valuation) following one of the following dates: the second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth calendar year after the calendar year to which the deferral election relates. The distribution date, once elected by the SCA Participant, shall be irrevocable, subject only to subsection 6.2. If a SCA Participant does not make a distribution election in accordance with this subsection, the amount of such deferral (together with any investment gains and losses thereon) will be distributed in accordance with Section 6.

      4.4. SCA PARTICIPANT'S ACCOUNTS. The administrator shall maintain in the name of each SCA Participant bookkeeping accounts to be known as the SCA Participant's "SCA account" and his "deferral account." A SCA Participant's accounts shall include a subaccount for each calendar year that amounts are credited on behalf of the SCA Participant. Each such subaccount shall reflect (i) the amount credited during that year and (ii) investment gains or losses on the investments deemed credited to those accounts. SCA credits and deferred amounts shall be credited to subaccounts as of the date bonuses or cash compensation would otherwise have been paid to the SCA Participant. Subaccounts will be adjusted from time to time to reflect investment gains and losses, as provided in subsection 4.5.

      4.5.  ADJUSTMENT OF SCA PARTICIPANT'S ACCOUNTS. As of each
December 31 (that date is referred to below as an "accounting date"), the administrator shall:

            (a) First, charge to the proper accounts all payments or distributions made since the last preceding accounting date that have not been charged previously;

            (b) Next, credit SCA Participants' accounts with SCA credits and other amounts deferred which were applied to company stock;

            (c) Next, as to any deferrals other than those in (b) above, credit SCA Participants' accounts with a portion of the amounts deferred on behalf of the SCA Participant since the last preceding accounting date, to equitably reflect that deferrals were made from time to time during the accounting period;

            (d) Next, credit SCA Participants' accounts with their pro rata share of any increase or charge such accounts with their pro rata share of any decrease in the adjusted net worth (as defined below) of each deemed investment relating to such accounts;

            (e) Next, allocate and credit deferred amounts, not already credited under subparagraph (c) above, that are to be credited as of that date.

The "adjusted net worth" of a deemed investment or other investment fund as at any date means the then net worth of such investment fund as determined by the administrator. The administrator may specify additional "accounting dates" from time to time on a uniform basis.



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      4.6.  COMPANY STOCK AND INVESTMENT FUNDS. SCA credits and other deferred amounts under the program will, as elected by the SCA Participant, be credited as a deemed investment consisting of shares of common stock of Jones Lang LaSalle Incorporated (the "company stock"). With respect to any such deemed investment credited to a SCA Participant's SCA account (but not as to any such deemed investment credited to a SCA Participant's deferral account because of a bonus deferral election under subsection 4.1), company stock will be credited to a SCA Participant's account taking into account a deemed purchase discount of 15 percent. The price of company stock credited to a SCA Participant's account in accordance with the preceding sentence will be determined by the administrator, taking into account the average of the closing prices of the company stock on the New York Stock Exchange for a period of 20 consecutive trading days, with the last of those trading days to occur not later than March 31 following the December 31 as of which SCA account credits are made. The administrator may also allow SCA Participants to elect one or more investment funds for the investment of all or a portion of the amounts deferred by the SCA Participant under
Section 4 or 5 of the program (but such investment fund elections will not apply to SCA accounts). Each such election shall be made at such time, in such manner and with respect to such investment funds as the administrator shall determine, and shall be effective only in accordance with such rules as the administrator shall establish. Prior to an accounting date, a SCA Participant may elect in writing that all or part of his interest in an investment fund be liquidated and the proceeds thereof transferred to one or more of the other investment funds, in accordance with rules established from time to time by the administrator. The deemed investments in company stock, the investment funds described in this subsection and the individual investment option in subsection 4.7 are for recordkeeping purposes only and do not allow SCA Participants to direct any company or trust assets, and this subsection does not create in any SCA Participant any rights greater than those described in subsection 8.1. If there is a deemed purchase or sale of the common stock of the company, then it (i) shall be subject to the company's policies which restrict trading in company securities, and
(ii) the election shall not be given effect until such policies would allow the individual to purchase and sell company securities. Amounts deemed invested in the common stock of the company shall be credited with an amount equal to the dividends earned on such deemed investment.

      4.7. INDIVIDUAL INVESTMENT OPTION. In addition to the investment funds described in subsection 4.6, if the administrator decides to make this option available, amounts credited to a SCA Participant's deferral account may be deemed credited to an individual investment option (as hereinafter defined) chosen by such SCA Participant. The investment experience of each individual investment option will be calculated by reference to the closing price (as hereinafter defined) or net asset value of amounts deemed credited to such individual investment option. In addition, the amount credited to each individual investment option will be reduced by an amount equal to the brokerage or other transaction costs that would have been incurred in connection with the deemed purchase or sale of an investment. The individual investment option will consist of a deemed investment in any mutual fund, money market fund, common stock, preferred stock or other security so long as such security is listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System. All money market funds which are elected as investment options must be money market funds which invest solely in tax-exempt securities. A SCA Participant may change his investment option by election made in accordance with subsection 4.6. The term "closing price" with respect to a security shall mean (i) the closing sale price of such security if such security is traded on a national securities exchange, or (ii) if such security is not traded on a national securities exchange, the average of the highest bid and the lowest asked prices for such security.



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      4.8.  NO RESPONSIBILITY FOR COMPANY STOCK OR INVESTMENT DECISIONS.
Responsibility for the consequences of the company stock investment, as well as for all decisions on investment funds and options, belongs solely to the SCA Participant, and the company (including its employees, officers and agents) provides no advice with respect to, and assumes no responsibility for, any consequences of the company stock investment or of a SCA Participant's investment elections.

      4.9. STATEMENT OF ACCOUNT. As soon as practicable after the end of each calendar year, the administrator shall furnish each SCA Participant with a statement of the balance credited to the SCA Participant's accounts as at the end of that year.


SECTION 5  SALARY DEFERRAL ELECTIONS

      This Section 5 does not take effect until the administrator selects an effective date. At the time authorized by the administrator, an employee designated as a SCA Participant for a calendar year may irrevocably elect to defer a portion of his salary for that year. All salary deferral elections are subject to minimum amounts established by the administrator. A SCA Participant's "salary" means the SCA Participant's total base pay as paid by an employer hereunder, and for purposes of a deferral election a SCA Participant's rate of base pay on January 1 of any year shall be considered to remain at the same rate during that calendar year. A SCA Participant must make his salary deferral election in advance by signing a salary deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A SCA Participant's salary deferral election filed with the administrator is irrevocable on and after the deadline for the election. Salary deferrals will be credited to SCA Participant's deferral accounts as described in subsection 4.4 and will be subject to the same distribution elections available under subsection 4.3.


SECTION 6  DISTRIBUTION OF ACCOUNTS

      6.1. DISTRIBUTIONS. Subject to subsection 6.2, amounts credited and deferred under Section 3 through Section 5 for each calendar year (and investment gains and losses thereon) shall be distributed in a lump sum to the SCA Participant on the applicable distribution date elected by the SCA Participant, if any; provided, however, that if on any distribution date, any investment gains or losses cannot then be determined, such distribution will be delayed until the accounting steps described in subsection 4.5 have been completed. Distributions may be made in cash, company stock or other property, as determined by the administrator.

      6.2. PRE- AND POST-RETIREMENT AGE DISTRIBUTIONS. If a SCA Participant separates from service with the employers prior to attainment of retirement age (as defined by the administrator), the entire balance in the SCA Participant's deferral account shall be distributed to him in a lump sum in cash on or about March 15 (the "early distribution dates") following the calendar year in which the SCA Participant separates from service, unless the administrator in its sole discretion determines that distributions shall occur on the distribution dates elected by the SCA Participant, if any. If a SCA Participant separates from service with the employers on or after attainment of retirement age (as defined by the administrator), the balances in the SCA Participant's deferral account shall be distributed to the SCA Participant on the applicable distribution dates elected by the SCA Participant if any, unless the administrator in its sole discretion determines that distribution shall be made in a single sum payment. Distribution shall be made to the SCA Participant or, in the event of his death, to his beneficiary.



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      6.3.  DESIGNATION OF BENEFICIARY. A SCA Participant may designate a beneficiary under this program by filing a written notice with the administrator in such form as it requires. A SCA Participant may from time to time change his designated beneficiary without the consent of such beneficiary by filing a new designation in writing with the administrator. If no designation under this program is in effect at the death of the SCA Participant, the beneficiary shall be the spouse of the SCA Participant at the time of his death or, if no spouse is living at the death of the SCA Participant, the representative of the SCA Participant's estate. A SCA Participant's beneficiary designation form may specify whether payment is to be made to the beneficiary in a single sum payment or in installments over a period not to exceed ten years.


SECTION 7  PARTIAL BONUS IN STOCK AWARDS

      7.1. ALLOCATION OF BONUS AWARD. A specified portion of the discretionary bonus award will be granted to a participant pursuant to this section ("PBS Participant") of the program for the year 1999 or thereafter, in the form of deferred shares of company stock (the "deferred shares"), as approved by the administrator. The specified percentage shall be 25% of any bonus, unless otherwise determined by the administrator. Each deferred share will be subject to a vesting schedule in accordance with Section 7.2.

The administrator shall have the authority to modify the terms of any restricted bonus award as reasonably necessary to comply with the relevant laws of any foreign jurisdiction in which a PBS Participant is employed.

      7.2.  VESTING AND ISSUANCE OF DEFERRED SHARES.

            (a) Unless otherwise determined by the administrator, 50% of the deferred shares will vest and be issued to the PBS Participant on the first day of the 19th month following the last day of the year (or other period) with respect to which the relevant bonus is attributable and the remaining 50% will vest on the first day of the 31st month following the end of such year (or other period).

            (b) In lieu of issuing deferred shares to a PBS Participant, the company, at the direction of the administrator, may pay to such PBS Participant an amount in cash equal to the fair market value of the deferred shares based upon the closing price of company stock on the New York Stock Exchange on the trading day immediately preceding the day on which the shares vest.

      7.3. COMPANY MATCH. That portion of the bonus award that is in the form of deferred shares pursuant to the program will be matched by the company by 20% for bonus awards granted with respect to the year 1999 and by 15% for bonus awards granted with respect to the years (or other periods) thereafter.

      7.4.  DIVIDENDS ON DEFERRED SHARES

            (a) Dividends paid on deferred shares shall be paid in the form of additional deferred shares (having the same vesting terms as the deferred shares with respect to which the dividend is paid) having a fair market value equal to the amount of such dividends as determined on the dividend payment date by the administrator based upon the closing price of company stock on the New York Stock Exchange on the trading day immediately preceding the dividend payment date (with any fractional shares rounded down to the nearest whole share).



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            (b)   Deferred shares distributed in connection with a stock
split or stock dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the deferred shares with respect to which such additional shares have been distributed. In the event of such a stock split or stock dividend, a proportionate adjustment shall be made in the aggregate number of deferred shares available and reserved for issuance under the program, as may be determined by the administrator, in its sole discretion.

      7.5. TRANSFERABILITY. Deferred shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until such deferred shares vest pursuant to
Section 7.2.

      7.6. TERMINATION OF EMPLOYMENT. In the event that the PBS Participant ceases to be employed by the company by reason of (a) death,
(b) disability (as defined in Section 2.2(b)), or (c) termination of participant's employment by the Company under special circumstances (as determined by the administrator), the deferred shares will continue to vest in accordance with Section 7.2; provided, however, such vesting schedule may be accelerated at the discretion of the administrator. In the event that (x) the PBS Participant's employment is terminated by the company for "cause" or (y) the PBS Participant voluntarily resigns, then the deferred shares (and any related accrued but unpaid dividends) that at that time have not vested, shall be forfeited to the company without payment of any consideration therefor, and neither the PBS Participant nor any of his successors, heirs or assigns, shall thereafter have any further rights or interests in such deferred shares or certificates. Notwithstanding the foregoing, if the Participant voluntarily resigns due to normal or approved early retirement (as defined by the administrator) any unvested deferred shares held by such participant shall become immediately vested.

      The term "Cause" shall mean failure to perform the PBS Participant's job responsibilities in good faith, falsification of company records, theft, failure to cooperate with an investigation, use or distribution on the premises of the company or any of the company's subsidiaries of illegal drugs, or conviction of any crime against the company, any of the company's subsidiaries or any of their employees.

      7.7.  PENSIONABLE REMUNERATION.  Benefits received under this
Section 7 will not form part of a participant's pensionable remuneration.


SECTION 8  ADMINISTRATION AND INTERPRETATION

      The administrator shall administer and interpret the program, and any interpretation by the administrator shall be final and binding upon participants and beneficiaries. The administrator may adopt such rules and regulations relating to the program as it deems necessary or advisable. The administrator may delegate administrative responsibilities to advisors or other persons who may or may not be employees of the company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the program. If the administrator is a participant, he may not decide or determine any matter or question concerning his benefits under the program that he would not have the right to decide or determine if he were not the administrator.




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SECTION 9  MISCELLANEOUS

      9.1. NO RIGHT TO COMPANY ASSETS; LIMITATIONS RELATED TO COMPANY STOCK. No participant under this program or other person shall acquire by reason of the program any right in or title to any assets, funds or property of the employers whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the employers, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the employers. A participant shall have only a contractual right to the amounts, if any, payable hereunder to that participant. The employers' obligations under this program are not secured or funded in any manner.

      9.2. NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of continuing service or in any manner obligate the company or any of its subsidiaries to continue the employment of any participant, or obligate any participant to continue in the employment of the company or any of its subsidiaries, and nothing herein shall be construed as fixing or regulating the compensation payable to a participant.

      9.3. FACILITY OF PAYMENT. When a person entitled to benefits under the program is under legal disability, or, in the administrator's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the administrator may direct payment of benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the administrator may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

      9.4. NONASSIGNABILITY. No participant or other person shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer or convey in advance of actual receipt the amounts, if any, payable hereunder. No amounts payable hereunder shall, prior to actual payment, be subject to claims of creditors, seizure or sequestration for the payment of any debts, judgments, alimony, domestic relations order or separate maintenance owed by the participant or any other person, or be transferable by operation of law in the event of the participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, if an estate or trust is a beneficiary entitled to distributions from the program upon the death of the participant, the representatives of the estate or the trustees of the trust may assign the right to receive such payments to the persons, estates or trusts beneficially entitled thereto, and the administrator may rely conclusively and without any liability on the certification of the representative or trustee.

      9.5. EFFECT ON OTHER BENEFITS. Except as provided below in this subsection, the participant's compensation for purposes of calculating his awards and benefits under any employee benefit plan or program maintained by the company shall not be reduced on account of deferrals under this program. However, amounts deferred for more than one year under this program shall not be included when calculating a participant's benefits or contributions under any 401(k) plan, 423(b) plan or other plan sponsored by the company which is qualified under Section 401(a) of the Internal Revenue Code. Except for amounts deferred one year or less, distributions made from this program shall be excluded from a participant's compensation in years distributed for purposes of calculating contributions, awards and benefits under any employee benefit plan or program maintained by the company.

      9.6. INDEPENDENCE OF PROGRAM. Except as otherwise expressly provided herein, the program shall be independent of, and in addition to, any employment agreement or other plan or rights that may exist from time to time between an employer and a participant in the program.

      9.7. RESPONSIBILITY FOR LEGAL EFFECT. No representations or warranties, express or implied, are made by the employers or the administrator and neither the employers nor the administrator assumes any responsibility concerning the legal, tax, or other implications or effects of the program.

      9.8. ACTION BY THE COMPANY. Any action required or permitted to be taken under the program by the company shall be by one or more officers designated by the Board of Directors of the company.

      9.9. SUCCESSORS, ACQUISITIONS, MERGERS, CONSOLIDATIONS. The terms and conditions of the program shall inure to the benefit of and bind the employers, the participants, their successors, assigns, and personal representatives.

      9.10. GENDER AND NUMBER. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

      9.11. GOVERNING LAWS. This program shall be construed and administered according to the laws of the State of Illinois.

      9.12. CLAIMS PROCEDURE. The company will provide notice in writing to any participant or beneficiary whose claim for benefits under the plan is denied, and the company shall afford such participant or beneficiary a full and fair review of its decision if so requested. The company has discretionary authority and responsibility to construe and interpret the provisions of the plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and each such determination by the company shall be binding on all parties. Any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the company made by the company in good faith shall be binding on all persons. Any misstatement or other mistake of fact shall be corrected when it becomes known and the company shall make such adjustment on account thereof as it considers equitable and practicable.

      9.13. WITHHOLDING; EMPLOYMENT TAXES. To the extent required by law in effect at the time distribution is made from the program, the employers may withhold any taxes required to be withheld by federal, state or local governments.


SECTION 10  AMENDMENT AND TERMINATION

      The company reserves the right, in its sole discretion, to discontinue or completely terminate the program at any time. If the program is discontinued with respect to future deferrals, participants' account balances shall be distributed on the distribution dates elected by them, unless the administrator designates an earlier distribution date. As of the date designated by the administrator following the date of complete termination, each participant shall receive distribution of his entire deferral account balance as if his elected distribution dates had occurred. The program may be amended by a written instrument executed by the company, provided that an amendment of the program may not reduce the balance in a SCA Participant's deferral account as of the date the amendment is adopted.